Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 14, 2013 relating to the financial statements, which appears in Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended March 31, 2013 . We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
June 28 , 2013